Exhibit 99.1

MeadWestvaco Corporation
Global Headquarters
501 South 5th Street
Richmond, VA 23219-0501

+1 804.444.7925 T
www.mwv.com

PRESS RELEASE

Media Contact	Investor Relations
Tucker McNeil tel: +1 804-444-6397 mediainquiries@mwv.com	Jason Thompson tel: +1 804-444-2556

MWV Announces Preliminary 2011 Fourth Quarter Results

RICHMOND, Va., January 18, 2012—MeadWestvaco Corporation (NYSE: MWV) today announced certain preliminary financial results for the fourth quarter and year ended December 31, 2011.

The company expects fourth quarter 2011 pre-tax income from its business segments (before Corporate and Other) to be in the range of $150 to $160 million, resulting in full-year performance of $835 to $845 million. Cash flow from operations for the full year is expected to be about $550 million.

Weaker than expected demand in certain U.S. and European packaging markets resulted in lower volumes and production rates during the fourth quarter.

“Our transformed business model delivered record profits and profitability, as well as strong cash flow, for the full year 2011,” said John A. Luke, Jr., chairman and chief executive officer. “In the fourth quarter, however, we saw more aggressive inventory management than we had anticipated by some customers in response to ongoing macroeconomic developments, particularly in Europe. We have great momentum with our profitable growth strategies and these near-term results in no way impact the confidence we have in our ability to deliver on the performance goals we’ve outlined for the next three to five years.”

The financial results provided in this press release are preliminary and subject to completion and review of the 2011 financial statements by the company.

MWV plans to report final results for the 2011 fourth quarter and full year on Wednesday, January 25, 2012, before the market opens. The company will host its results conference call on Wednesday, January 25, 2012, at 10:00 a.m. (Eastern) with access available via Internet and telephone. Participants may access the live conference call by dialing 1 (800) 230-1093 (toll-free domestic) or 1 (612) 332-0107 (international); passcode: MeadWestvaco. Please call to register at least 10 minutes before the conference call begins.

The live conference call and presentation slides may also be accessed on MWV’s website at www.mwv.com. After connecting to the home page, go to the Investors page, and look for the link to the webcast. Please go to the website at least one hour prior to the call to register, download and install any necessary audio software. A replay of the call will be available for one month via the telephone starting at 12:00 p.m. (Eastern) on January 25, and can be accessed at 1 (800) 475-6701 (toll-free domestic) or 1 (320) 365-3844 (international); access code: 231802.

About MWV

MeadWestvaco Corporation (NYSE: MWV), provides packaging solutions to many of the world’s most-admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, and tobacco industries. The company’s businesses also include Consumer & Office Products, Specialty Chemicals, and the Community Development and Land Management Group, which sustainably manages the company’s land holdings to support its operations, and to provide for conservation, recreation and development opportunities. With 17,500 employees worldwide, MWV operates in 30 countries and serves customers in more than 100 nations. MWV manages all of its forestlands in accordance with internationally recognized forest certification standards, and has been named to the Dow Jones Sustainability World Index for eight consecutive years. For more information, please visit www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions, including MWV Consumer & Office Products/ACCO Brands transaction; the reorganization of the company’s packaging business units; competitive pricing for the company’s products; impact from inflation on raw materials, energy and other costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment, climate change, tax policies and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to execute its plans to divest or otherwise realize the greater value associated with its land holdings; adverse results in current or future litigation; currency movements; volatility and further deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

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